UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to § 240.14a-12

MORGAN STANLEY EASTERN EUROPE FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MORGAN STANLEY EASTERN EUROPE FUND, INC.
c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Notice is hereby given that the Special Meeting of Stockholders of the Morgan Stanley Eastern Europe Fund, Inc. (the ‘‘Fund’’) will be held on Tuesday, March 25, 2008, at the offices of Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 at [8:30] a.m.

The Meeting is being held for the following purposes:

1.    To approve an amendment to the Fund’s investment restrictions to allow the Fund to invest 25% or more of the Fund’s total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or the electric utilities industry if the Board of Directors of the Fund determines that certain criteria are met.

2.    To consider and act upon any other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record of the Fund at the close of business on December 27, 2007, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting of the Fund or any adjournments thereof.

Mary E. Mullin Secretary

Dated: January [    ], 2008

If you do not expect to attend the Meeting for the Fund, please sign and promptly return the enclosed Proxy Card in the enclosed self-addressed envelope or vote by telephone as indicated in the Fund’s Proxy Card. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing in your Proxy Card or voting by telephone promptly.

MORGAN STANLEY EASTERN EUROPE FUND, INC.
c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

PROXY STATEMENT

This statement is furnished by the Board of Directors (the ‘‘Board’’) of the Morgan Stanley Eastern Europe Fund, Inc. (the ‘‘Fund’’) in connection with the solicitation of Proxies by the Board of Directors for use at the Special Meeting of Stockholders of the Fund (the ‘‘Meeting’’) to be held on Tuesday, March 25, 2008, at [8:30] a.m., at the principal executive office of the investment adviser for the Fund, Morgan Stanley Investment Management Inc. (hereinafter, the ‘‘Adviser’’), 522 Fifth Avenue, New York, New York 10036. It is expected that the Notice of Special Meeting, Proxy Statement and Proxy Card will first be mailed to stockholders on or about January [    ], 2008. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders.

If the accompanying Proxy Card for the Fund is executed properly and returned, shares represented by it will be voted at the Meeting for the Fund in accordance with the instructions on the Proxy Card. A Proxy may be revoked at any time prior to the time it is voted (i) by written notice of revocation to the Secretary of the Fund or (ii) by attendance and voting at the Meeting of the Fund. Attendance at the Meeting will not in and of itself revoke a proxy. If no instructions are specified, shares will be voted FOR the proposal to amend the Fund’s investment restrictions.

The Board has fixed the close of business on December 27, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. On that date, 4,117,955 shares of common stock of the Fund were outstanding and entitled to vote.

The cost of soliciting proxies for the Meeting, consisting principally of printing and mailing expenses, will be borne by the Fund, and will include reimbursement to brokerage firms and others for reasonable expenses in forwarding proxy solicitation materials to beneficial owners. The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through Directors and officers of the Fund or officers and regular employees of the Adviser, Morgan Stanley Investment Advisors Inc. and/or Morgan Stanley & Co. Incorporated, without special compensation therefor. In addition, the Fund may employ Computershare Fund Services, Inc. (‘‘Computershare’’) to make telephone calls to stockholders to remind them to vote. The Fund may also employ Computershare as proxy solicitor if it appears that the required number of votes to achieve a quorum will not be received.

Stockholders will be able to vote their shares on the Voting Information Card accompanying this Proxy Statement and certain stockholders may be able to vote their shares by touchtone telephone by following the instructions on the Proxy Card. To vote by touchtone telephone, stockholders can call the toll-free number listed on the Proxy Card or noted in the enclosed voting instructions. To vote by touchtone telephone, stockholders will need the number that appears on the Proxy Card.

In certain instances, Computershare, if retained, may call stockholders to ask if they would be willing to have their votes recorded by telephone. The telephone voting procedure is designed to authenticate stockholders’ identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been recorded properly. No recommendation will be made as to how a stockholder should vote on any proposal other than to refer to the recommendations of the Board. The Fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. Stockholders voting by telephone in this manner will be asked for identifying information and will be given an opportunity to authorize proxies to vote their shares in accordance with their instructions. To ensure that the stockholders’ instructions have been recorded correctly, they will receive a confirmation of their instructions in the mail. A special toll-free number set forth in the confirmation will be available in case the information contained in the confirmation is incorrect. Although a stockholder’s vote may be taken by telephone, each stockholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed Proxy Card or by touchtone telephone as set forth above. The last proxy vote received in time to be voted, whether by Proxy Card or touchtone telephone, will be the vote that is counted and will revoke all previous votes by the stockholder. In the event that Computershare is retained as proxy solicitor, Computershare will be paid a project management fee as well as telephone solicitation expenses incurred for reminder calls, outbound telephone voting, confirmation of telephone votes, inbound telephone contact, obtaining stockholders’ telephone numbers and providing additional materials upon stockholder request, at an estimated cost of $[         ], which will be borne by the Fund.

The Fund will furnish, without charge, copies of its annual report for its fiscal year ended December 31, 2006 and semi-annual report for the period ended June 30, 2007 to any stockholder of the Fund requesting such reports. Requests for annual and/or semi-annual reports should be made in writing to the Fund, c/o JPMorgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02208-2798, by calling 1-800-221-6726 or by visiting the Adviser’s Internet website at www.morganstanley.com.

Morgan Stanley Investment Management Inc. serves as the Fund’s administrator. JPMorgan Investor Services Co. also provides administrative services to the Fund. The business address of JPMorgan Investor Services Co. is 73 Tremont Street, Boston, Massachusetts 02108-2798.

Shares of the Fund are entitled to one vote each at the Fund’s Meeting and each fraction of a share will be entitled to the fraction of a vote equal to the proportion of a full share represented by the fractional share. Only one Proxy Statement will be delivered to multiple stockholders sharing an address, unless the Fund has received contrary instructions. The Fund will furnish, upon written or oral request, a separate copy of the Proxy Statement to a stockholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Fund that a stockholder wishes to receive separate copies in the future, should be made in writing to the Fund, c/o JPMorgan Investor Services Co., P.O. Box 2798, Boston, Massachusetts 02208-2798, or by calling 1-800-221-6726. Multiple stockholders who are sharing an address and currently receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling 1-800-221-6726.

The Board of Directors of the Fund unanimously recommends that you vote ‘‘FOR’’ Proposal No. 1 as set forth in the Notice of Special Meeting. Your vote is important. Please return your Proxy Card promptly no matter how many shares you own.

APPROVAL OF AN AMENDMENT TO THE FUND’S
INVESTMENT RESTRICTION REGARDING CONCENTRATION
(Proposal No. 1)

The Fund’s investment objective is long-term capital appreciation, which it seeks to achieve by investing primarily in equity securities of Eastern European country issuers and in debt securities issued or guaranteed by Eastern European country governments or governmental entities. For purposes of this policy and in this proxy statement, ‘‘Eastern European countries’’ include Albania, Belarus, People’s Republic of Bulgaria, Croatia, Czech Republic, Estonia, Republic of Hungary, Latvia, Lithuania, Macedonia, Moldova, Montenegro, Republic of Poland, Romania, Russian Federation, Serbia, Slovakia, Slovenia and Ukraine. The Eastern European countries in which the Fund invests are considered ‘‘emerging market’’ countries, whose securities markets are characterized by a relatively small number of issues.

The Board of Directors of the Fund has approved an amendment to the Fund’s investment restrictions to allow the Fund to invest 25% or more of its total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries if the Board of Directors of the Fund determines that certain criteria are met. This change would expand the types of industries in which the Fund would be able to concentrate if certain criteria are met from the following industries in which the Fund may currently concentrate: energy sources industry, the electric utilities industry and the telecommunications industry. Pursuant to the Fund’s current investment concentration restriction, the Fund is currently concentrated in the electric utility industry. The Fund is not currently concentrated in any of the proposed industries. In addition, the amendment to the Fund’s investment restrictions would provide the Fund with greater flexibility to take advantage of investment opportunities in Eastern European countries. By being able to concentrate in the proposed industries, the Fund will have the ability to obtain greater exposure to certain types of securities than was previously the case. The added flexibility that concentrating in the proposed industries would allow the Fund is of particular importance considering the characteristics of the emerging market countries in which the Fund invests and the possibility that the markets of such countries may be dominated by a particular industry or industries. This amendment is subject to stockholder approval, and the ability of the Fund to invest 25% or more of its total assets in one or more of the industries listed above is subject to a determination by the Board of Directors that certain criteria exist.

In order to invest 25% or more of the Fund’s total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry, the Board of Directors of the Fund would be required to determine that the particular industry comprises a significant percentage (20% or more) of the market of the Eastern European countries in which the Fund invests, and that, in light of the anticipated return, investment quality, availability and liquidity of the issues in that industry, the Fund’s ability to achieve its investment objective would, in light of its investment policies and limitations, be materially adversely affected if the Fund were not able to invest 25% or more of its total assets in the industry. In the event the Board of Directors permits 25% or more of the Fund’s total assets to be invested in one of the above described industries, the Fund may be exposed to increased investment risks particular to that industry. The Fund will notify its stockholders of any decision by the Board of Directors to permit (or cease) investments of 25% or more of the Fund’s total assets in one of the above-described industries in Eastern European countries. Such notice will, to the extent applicable, include a discussion of any increased investment risks peculiar to such industry to which the Fund may be exposed.

If, during a period in which the Fund is concentrating its assets in one of the proposed industries, such industry ceases to comprise a significant percentage (20% or more) of the markets of Eastern European countries in which the Fund invests, the Fund’s Board of Directors shall make a determination to cease concentrating the Fund’s assets in such industry or industries, unless the Fund’s Board of Directors makes a finding that it would be in the best interests of the Fund’s stockholders to continue to concentrate the Fund’s assets for a further period of time. In making such determination, the Fund’s Board of Directors will consider whether continuing to concentrate the Fund’s assets in such industry or industries would adversely affect the Fund’s ability to achieve its investment objective. If the Board of Directors determines that the Fund should cease concentrating, the Fund will reduce its holdings in that industry to less than 25% of its total assets within a reasonable period of time after such determination has been made.

Between 1997 and 2007, the representation of the proposed industries in the Eastern European markets (as measured by the weightings in the Morgan Stanley Capital International Emerging Markets Eastern Europe Index (the ‘‘Index’’)) changed in the amounts set forth below:

Industry	Index Representation as of April 1997	Index Representation as of December 2007
Oil, gas and consumable fuels	8.7%	47.0%
Diversified telecommunications	15.2%	4.0%
Wireless communications	N/A	9.2%
Commercial banks	24.1%	18.4%
Metals and mining	2.6%	9.3%
Electric utilities	10.7%	6.2%

In addition, the aggregate size of the investable Eastern European market (as measured by the Index) increased from $19.3 billion in April 1997 to $484.3 billion in December 2007.

The text of the current investment restriction and the proposed amendment is set forth as Exhibit A to this proxy statement.

Increased Investment Risk

If 25% or more of the Fund’s assets are invested in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries, the Fund may be exposed to increased investment risks particular to that industry. The Fund’s performance would be more closely linked to the performance of that industry and would be more dramatically affected by fluctuations in that industry. Market price movements affecting companies and their securities in any such industry in which the Fund invests 25% or more of its assets will have a greater impact on the Fund’s performance because of its more concentrated position in such securities. In addition, these industries may be subject to greater government regulation than many other industries. Changes in government policies and the need to obtain regulatory approvals may have a material effect on products and services offered by such companies. These industries may also be subject to the following risks:

Oil, Gas and Consumable Fuels Risk.    The profitability of companies in the oil, gas and consumable fuels industry is related to worldwide energy prices, exploration, and production spending. Such companies also are subject to risks of changes in exchange rates, government regulation, world events, depletion of resources and economic conditions, as well as market, economic and political risks of the countries where energy companies are located or do business. Oil, gas and consumable fuels exploration and production can be significantly affected by natural disasters. Oil exploration and production companies may be adversely affected by changes in exchange rates, interest rates, government regulation, world events, and economic conditions. Oil exploration and production companies may be at risk for environmental damage claims.

Diversified Telecommunications Risk.    The telecommunications industry, particularly telephone operating companies, are subject to government regulation of rates of return and services that may be offered. Many telecommunications companies fiercely compete for market share. Other risks include the uncertainties resulting from such companies’ diversification into new domestic and international businesses, as well as agreements by any such companies linking future rate increases to inflation or other factors not directly related to the actual operating profits of the enterprise.

Wireless Communications Risk.    The wireless communications industry can be significantly affected by failure or delays in obtaining financing or regulatory approval, intense competition, product incompatibility, changing consumer preferences, and rapid obsolescence. Wireless network operators can also face significant capital expenditures to build networks of critical mass, and can carry heavy debt burdens from financings.

Commercial Banks Risk.    Commercial banks may be subject to extensive government regulation which can limit both the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability can be largely dependent on the availability and cost of capital funds and the rate of corporate and consumer debt defaults, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively affect the commercial banking industry.

Metals and Mining Risks.    The metals and mining industry can be significantly affected by international monetary and political developments such as currency devaluations or revaluations, central bank movements, economic and social conditions within a country, trade imbalances, or trade or currency restrictions between countries. The prices of gold and other precious metal mining securities can be subject to substantial fluctuations over short periods of time. Other risks may include liability for environmental damage, depletion of resources, and mandated expenditures for safety and pollution control.

Electric Utilities Risk.    Changing regulation constitutes one of the key industry-specific risks for the electric utilities industry. Government regulators often monitor and control utility revenues and costs, and therefore may limit electric utility profits and dividends paid to investors. Regulatory authorities also may restrict a company’s access to new markets, thereby diminishing the company’s longterm prospects. The deregulation of certain electric utilities companies may eliminate restrictions on profits and dividends, but may also subject these companies to greater risks of loss. Certain electric utilities companies may incur unexpected increases in fuel and other operating costs. They are adversely affected when long-term interest rates rise. Long-term borrowings are used to finance most utility investments, and rising interest rates lead to higher financing costs and reduced earnings. There are also considerable costs associated with environmental compliance, nuclear waste clean-up, and safety regulation. Increasingly, regulators are calling upon electric utilities to bear these added costs, and there is a risk that these costs will not be fully recovered through an increase in revenues.

Stockholder Approval

The Fund’s investment restrictions are fundamental policies of the Fund and may not be changed without stockholder approval. Approval of the proposed amendment to the Fund’s investment restrictions will require the affirmative vote of a majority of the Fund’s outstanding shares. As defined in the Investment Company Act of 1940, as amended, a ‘‘majority of outstanding shares’’ means the lesser of

67% of the voting securities present at the Special Meeting of Stockholders, if a quorum is present, or 50% of the outstanding securities. For this purpose, both abstentions and broker non-votes will have the effect of a vote to disapprove the proposed amendment.

The Board of Directors of the Fund recommends that you vote ‘‘FOR’’ the approval of the amendment to the Fund’s investment restriction set forth above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 27, 2007, the aggregate number of shares of the Fund owned by the Fund’s officers and Directors as a group was less than one percent of the Fund’s outstanding shares. To the knowledge of the management of the Fund, the following persons owned beneficially more than 5% of the noted Fund’s outstanding shares at December 27, 2007. This information is based on publicly available Schedule 13D and 13G disclosures filed with the Securities and Exchange Commission.

Fund	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
RNE	Bank Morgan Stanley AG Bahnhofstrasse 92/3rd Floor CH-8023 Zurich Switzerland	277,030 shares with shared voting power and shared dispositive power[1]	5.2%

1	Based on a Schedule 13G/A filed with the Commission on May 30, 1997.

OTHER MATTERS

No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed Proxy Card will vote thereon according to their best judgment in the interests of the Fund.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

A stockholder’s proposal intended to be presented at the Fund’s Annual Meeting of Stockholders in 2008 must be received by the Fund on or before January 10, 2008 in order to be included in the Fund’s proxy statement and Proxy Card relating to that meeting. Any stockholder who desires to bring a proposal at the Fund’s Annual Meeting of Stockholders in 2008, without including such proposal in the Fund’s proxy statement, must deliver written notice thereof to the Secretary of the Fund not before March 21, 2008 and not later than April 20, 2008, in the manner and form required by the Fund’s By-Laws. The Fund will furnish, without charge, a copy of its By-Laws to any stockholder of the Fund requesting such By-Laws. Requests for the Fund’s By-Laws should be made in writing to the Fund, c/o Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, New York 10036.

Mary E. Mullin Secretary

Dated: January [    ], 2008

Stockholders of the Fund who do not expect to be present at the Meeting for the Fund and who wish to have their shares voted are requested to date and sign the enclosed Proxy Card for the Fund and return it in the enclosed envelope. No postage is required if mailed in the United States.

EXHIBIT A

Currently, the Fund’s investment restrictions state:

‘‘As a matter of fundamental policy:

1.    The Fund may not invest more than 25% of its total assets in a particular industry (including for this purpose any securities issued by a government, other than the U.S. government), except to the extent, and only for such period of time as, the Board of Directors of the Fund determines in view of the considerations discussed below that it is appropriate and in the best interest of the Fund and its stockholders to invest more than 25% of the Fund’s total assets in securities of companies involved in the energy sources industry, the electric utilities industry or the telecommunications industry in Eastern European countries. Since the securities markets of many Eastern European countries are emerging markets characterized by a relatively small number of issues, it is possible that the energy sources industry, the electric utilities industry or the telecommunications industry may on occasion comprise a significant percentage (20% or more) of the market of one or more Eastern European countries. As a result, the Fund has adopted a policy under which it may invest more than 25% of its total assets in the securities of issuers in each of those industries. The Fund would only take this action if the Board of Directors determines that the energy sources industry, the electric utilities industry or the telecommunications industry comprises a significant percentage (20% or more) of the market of Eastern European countries, and that, in light of the anticipated return, investment quality, availability and liquidity of the issues in the energy sources industry, the electric utilities industry or the telecommunications industry, as the case may be, the Fund’s ability to achieve its investment objective would, in light of its investment policies and limitations, be materially adversely affected if the Fund were not able to invest greater than 25% of its total assets in such industry. In the event the Board of Directors permits greater than 25% of the Fund’s total assets to be invested in the energy sources industry, the electric utilities industry or the telecommunications industry in Eastern European countries, the Fund may be exposed to increased investment risks peculiar to that industry. The Fund will notify its stockholders of any decision by the Board of Directors to permit (or cease) investments of more than 25% of the Fund’s total assets in the energy sources industry, the electric utilities industry or the telecommunications industry in Eastern European countries. Such notice will, to the extent applicable, include a discussion of any increased investment risks peculiar to such industry to which the Fund may be exposed.’’

The text of the proposed amendment is set forth below:

‘‘As a matter of fundamental policy:

1.    The Fund may not invest 25% or more of its total assets in a particular industry (including for this purpose any securities issued by a government, other than the U.S. government), except to the extent, and only for such period of time as, the Board of Directors of the Fund determines in view of the considerations discussed below that it is appropriate and in the best interest of the Fund and its stockholders to invest 25% or more of the Fund’s total assets in securities of companies involved in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries. Since the securities markets of many Eastern European countries are emerging markets characterized by a relatively small number of issues, it is possible that the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry may on occasion comprise a significant percentage (20% or more) of the market of one or more Eastern European countries. As a result, the Fund has adopted a policy under which it may

Exhibit A-1

invest 25% or more of its total assets in the securities of issuers in each of those industries. The Fund would only take this action if the Board of Directors determines that the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry comprises a significant percentage (20% or more) of the market of Eastern European countries, and that, in light of the anticipated return, investment quality, availability and liquidity of the issues in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry, as the case may be, the Fund’s ability to achieve its investment objective would, in light of its investment policies and limitations, be materially adversely affected if the Fund were not able to invest 25% or more of its total assets in such industries. In the event the Board of Directors permits 25% or more of the Fund’s total assets to be invested in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries, the Fund may be exposed to increased investment risks peculiar to those industries. The Fund will notify its stockholders of any decision by the Board of Directors to permit (or cease) investments of 25% or more of the Fund’s total assets in the oil, gas and consumable fuels industry, diversified telecommunications industry, wireless communications industry, commercial banks industry, metals and mining industry or electric utilities industry in Eastern European countries. Such notice will, to the extent applicable, include a discussion of any increased investment risks peculiar to such industry to which the Fund may be exposed.’’

Exhibit A-2

PROXY CARD

MORGAN STANLEY EASTERN EUROPE FUND, INC.

C/O MORGAN STANLEY INVESTMENT MANAGEMENT INC.
522 FIFTH AVENUE
NEW YORK, NEW YORK 10036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints RONALD E. ROBISON and STEFANIE V. CHANG YU, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them, to represent and vote, as designated on the reverse side, all stock of the above Fund held of record by the undersigned on December 27, 2007 at the Special Meeting of Stockholders to be held on March 25, 2008, and at any adjournment thereof. The undersigned hereby revokes any and all proxies with respect to such stock heretofore given by the undersigned.

(CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)
SEE REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF
MORGAN STANLEY EASTERN EUROPE FUND, INC.

March 25, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your Proxy Card in the envelope provided as soon as possible. -OR-

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your Control number (or ‘‘Company number and Account number’’) and Proxy Card available when you call.

Company Number
Account Number

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	To approve an amendment to the Fund’s investment restrictions to allow the Fund to invest 25% or more of the Fund’s total assets in securities of companies involved in the oil, gas and consumable fuels industry; diversified telecommunications industry; wireless communications industry; commercial banks industry; metals and mining industry; or the electric utilities industry if the Board of Directors of the Fund determines that certain criteria are met.

FOR

AGAINST

ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

This Proxy Card when properly executed will be voted in the manner directed herein by the undersigned stockholder, and, in the discretion of such proxies, upon any and all other business as may properly come before the Meeting or any adjournment thereof. If no direction is made, this Proxy Card will be voted in favor of Proposal No. 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder                                          Date:                  Signature of Stockholder:                                  Date:

Note:    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH JOINT TENANT MUST SIGN. When signing as attorney, executor, administrator, trustee, guardian or custodian, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer’s office. If a partnership, please sign in partnership name.